Exhibit 5.1

1271 Avenue of the Americas

New York, New York 10020

Blankrome.com

December 20, 2024

Alliance Entertainment Holding Corporation

8201 Peters Road, Suite 1000

Plantation, FL 33324

Re:	Alliance Entertainment Holding Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Alliance Entertainment Holding Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the contemplated issuance from time to time of the following securities (the “Registered Securities”): (i) shares of common stock of the Company, par value $0.001 per share (the “Common Stock”); (ii) shares of preferred stock of the Company, par value $0.001 per share (the “Preferred Stock”); (iii) debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.4 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company (each, a “Warrant Agreement”); and (v) units consisting of one or more of the other securities described in (i) through (iv) above in any combination (the “Units”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Indenture, (iii) resolutions adopted by the Board of Directors of the Company (the “Board”), (iv) the amended and restated certificate of incorporation of the Company, as amended (the “Certificate of Incorporation”), (v) the amended and restated bylaws of the Company, and (vi) such other corporate records, agreements, certificates, including, but not limited to, certificates or comparable documents of public officials and of officers and representatives of the Company, statutes and other instruments and documents as we considered relevant and necessary as a basis for the opinions hereinafter expressed

Alliance Entertainment Holding Corporation

December 20, 2024

In rendering this opinion, we have assumed, without inquiry, (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; (iii) the legal capacity of all natural persons and the genuineness of all signatures on the Registration Statement and all documents submitted to us; and (iv) that the books and records of the Company are maintained in accordance with proper corporate procedures.

In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto had or will have the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and (except to the extent we have opined on such matters below) the validity and binding effect on such parties. In addition, we have assumed that (i) a purchase, underwriting or similar agreement with respect to any Registered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ii) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws at the time the Registered Securities are offered or issued as contemplated by the Registration Statement and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) all Registered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Registered Securities offered thereby and will comply at all relevant times with all applicable laws; (v) the applicable Indenture or Indentures and indenture Trustees will have been duly qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on a Form T-1 has been or will be filed with the Commission with respect to each such Trustee; (vi) the choice of New York law to govern the Indentures is a valid and legal provision; (vii) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary (x) to issue and sell the Registered Securities being offered, and (y) to execute and deliver the applicable Indenture, purchase, underwriting or similar agreement, or other applicable operative document; (viii) any securities issuable upon conversion, exchange, redemption or exercise of any Registered Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise and, with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Certificate of Incorporation and not otherwise reserved for issuance; (ix) at the time of issuance of the Registered Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power for such issuance; (x) at the time of issuance of the Registered Securities, the Certificate of Incorporation and then-operative by-laws of the Company are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof; and (xi) the terms, execution and delivery of the Registered Securities (x) do not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (y) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon, and assumed the accuracy of, statements and representations of officers and other representatives of the Company and others.

Alliance Entertainment Holding Corporation

December 20, 2024

Based on the foregoing, and subject to the qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1. With respect to shares of Common Stock, when (i) the Board or a committee thereof has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Certificate of Incorporation and then-operative by-laws, either (A) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board or a committee thereof, then upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein; or (B) upon conversion, exchange or exercise of any other security in accordance with the terms of the security or the instrument governing the security providing for the conversion, exchange or exercise as approved by the Board or a committee thereof, for the consideration approved by the Board or a committee thereof (not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to shares of any class or series of Preferred Stock, when (i) the Board or a committee thereof has taken all necessary corporate action to approve the issuance and terms of the shares of the class or series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a certificate of designation with respect to the class or series with the Secretary of State of the State of Delaware as required by applicable law (the “Certificate of Designation”); and (ii) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Certificate of Incorporation, Certificate of Designations and then-operative by-laws, either (A) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board or a committee thereof, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or (B) upon conversion, exchange or exercise of any other security in accordance with the terms of the security or the instrument governing the security providing for the conversion, exchange or exercise as approved by the Board or a committee thereof, for the consideration approved by the Board or a committee thereof (not less than the par value of the Preferred Stock), such shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

Alliance Entertainment Holding Corporation

December 20, 2024

3. With respect to Debt Securities, when (i) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee; (ii) the Board or a committee thereof has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and in accordance with the applicable purchase, underwriting, similar agreement or other security approved by the Board or a committee thereof, then upon payment of the consideration provided for therein, such Debt Securities will constitute valid and binding obligations of the Company.

4. With respect to Warrants, when (i) the Board or a committee thereof has taken all necessary corporate action to approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the Warrant Agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement and the applicable purchase, underwriting or similar agreement approved by the Board or a committee thereof, then upon payment of the consideration provided for therein, the Warrants will constitute valid and binding obligations of the Company.

5. With respect to Units, when (i) the Board or a committee thereof has taken all necessary corporate action to approve the terms of the Units, the terms of the offering thereof and related matters; and (ii) the Units have been duly executed and delivered in accordance with the applicable purchase, underwriting or similar agreement approved by or on behalf of the Board or a committee thereof, then upon payment of the consideration therefor provided therein, the Units will constitute valid and binding obligations of the Company.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

a. Our opinions herein are expressed solely with respect to the Delaware General Corporation Law, and, as to the Debt Securities, Warrants and Units constituting valid and binding obligations of the Company, the applicable laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same that may occur after the Registration Statement becomes effective. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise after the Registration Statement becomes effective. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

Alliance Entertainment Holding Corporation

December 20, 2024

b. Our opinions set forth above are subject to and may be limited by (i) applicable bankruptcy, reorganization, insolvency, conservatorship, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, impossibility of performance, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

c. Our opinions are subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

d. You have informed us that you intend to issue the Registered Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Registered Securities you will afford us an opportunity to review the operative documents pursuant to which such Registered Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Registered Securities.

We consent to the use of this opinion as an exhibit to the Registration Statement. We also consent to any and all references to us in the prospectus which is part of said Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guaranty nor may one be inferred or implied.

Very truly yours,

/s/ Blank Rome LLP

BLANK ROME LLP